Exhibit 10.6

Agreement to Change Loan Repayment

Creditor Lee Seongsoo “The Former” and debtor Glaam Co., Ltd. “The Latter” agree to change the loan repayment date as follows.

- As follows –

1.
Amount of debt: KRW 1.5 billion (KRW1,500,000,000)
2.
Repayment date: Dec. 29, 2023
3.
Interest rate: 7.9% per year

Dec. 04, 2023

Creditor (The Former)	Address: Resident registration number: Name:	#105-702, 22, Seolleung-ro 126-gil, Gangnam-gu, Seoul 761130-1231715 /s/ Lee Seongsoo
Debtor (The Latter)	Address: Business registration number: Company:	298-42, Cheongbukjungang-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do 211-87-65996 /s/ Glaam Co., Ltd. CEO Kim Kyungrae